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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO

                       2003 EXECUTIVE RETENTION AGREEMENT

         THIS FIRST AMENDMENT TO 2003 EXECUTIVE RETENTION AGREEMENT (this "First Amendment"), is made as of April 5, 2004, by and between Ingram Micro Inc., a Delaware corporation (the "Corporation"), and Michael J. Grainger ("Executive"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, on December 19, 2003, the Corporation entered into the 2003 Executive Retention Agreement with Michael J. Grainger (the "Agreement"); and

WHEREAS, pursuant to Section 3.04 of the Agreement Mr. Grainger's participation in the 2002 and 2003 Executive Long-Term Cash Incentive Award Programs (the "Programs") ceases effective as of the beginning of the Continuation Period; and

WHEREAS, the Corporation and Executive desire to amend the Agreement as set forth herein, so that Mr. Grainger shall continue to participate in the Programs for so long as his Continuation Period continues under the terms of the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

         1. Section 3.04 of the Agreement is hereby amended and restated in its entirety as follows:

                  Section 3.04. Long-Term Cash Incentive Award Program. With respect to the Company's 2002 and 2003 Long-Term Executive Cash Incentive Award Programs, as amended from time to time (together "Programs" or individually the "Program"), Executive shall be deemed to continue his participation in the Programs for so long as the Continuation Period under the Agreement lasts ("Continued Participation"). Award payments under such Programs, if any, shall be prorated, if applicable, based on the number of full months of Executive's active employment during the Measurement Period (as defined under the Programs) plus the fall months of any Continued Participation during the Measurement Period (as defined under the Programs) of the Program in question and calculated based on the actual Company achievement versus the peer group at the end of each Program. Any such award payments shall be made following the close of each Program at the same time and in the same manner as such award payments are made to actively employed participants in such Program. Executive shall not be entitled to participate in the Company's 2004 Long-Term Executive Cash Incentive Award Program.

         2. This First Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

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         3. This First Amendment shall be effective as of the date first written above.

         4. Except as set forth herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and Executive have executed this Amendment, to be effective as of the day and year first written above.

EXECUTIVE                                      Ingram Micro Inc.

/s/ Michael J. Grainger                        By: /s/ Matthew A. Savar
------------------------                           -------------------------
Michael J. Grainger                            Name: MATTHEW A. SAVAR

                                               Title: S.V.P. HUMAN RESOURSES


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